UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2018

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on June 11, 2018, PTC Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 11, 2018, with Rockwell Automation, Inc. (“Rockwell Automation”). A copy of the Purchase Agreement was filed with the Current Report on Form 8-K filed on June 11, 2018.

On July 19, 2018, the Company consummated the transactions contemplated by the Purchase Agreement, including issuing and selling 10,582,010 shares of the Company’s Common Stock, par value $0.01 (the “Shares”), to Rockwell Automation at a purchase price of $94.50 per share or an aggregate purchase price of approximately $1.0 billion.

On July 19, 2018, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Rockwell Automation. Among other things, the Registration Rights Agreement provides Rockwell Automation with customary registration rights subject to market standstill provisions, and the Company is obligated to file a resale shelf registration statement with respect to the Shares not later than July 19, 2019. The foregoing summary is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Pursuant to the Purchase Agreement, the Company’s Board of Directors elected Mr. Blake Moret as a director of the Company effective as of July 19, 2018, to serve until the Company’s 2019 Annual Meeting of Stockholders. Mr. Moret, age 55, has been the President and Chief Executive Officer of Rockwell Automation since July 2016. He previously served as Senior Vice President, Control Products and Solutions of Rockwell Automation from April 2011 until July 2016. He also serves as a director or member of a number of business, civic and community organizations. Mr. Moret received his bachelor’s degree in mechanical engineering from the Georgia Institute of Technology.

Mr. Moret was appointed to the Corporate Governance Committee of the Company’s Board of Directors upon election.

In addition to the transactions set forth in Item 1.01 above, Rockwell Automation and the Company are also parties to a Strategic Alliance Agreement, as previously reported on the Current Report on Form 8-K filed on June 11, 2018.

Mr. Moret was granted a new director retention grant of 3,864 restricted stock units (RSUs), each representing the right to one share of PTC common stock, which RSUs will vest in two substantially equal installments on each of July 19, 2019 and 2020, provided he remains a director of PTC on the relevant vest dates. In addition, Mr. Moret will receive annual board and committee cash retainers and an annual equity retainer in the same amounts as our other non-employee directors (other than our Chairman of the Board). Those amounts were pro-rated for the remaining portion of the current term. Accordingly, his annual board cash retainer was pro-rated to $36,986, his annual committee cash retainer was pro-rated to $4,623, and his annual equity retainer was pro-rated to 1,588 RSUs, which RSUs will vest on the earlier of the date of 2019 Annual Meeting of Stockholders or March 15, 2019 if he remains a director of PTC on that date.

Item 8.01	Other Events.

Amendment to Corporate Governance Committee Charter

On July 19, 2018, the Board of Directors amended its Corporate Governance Committee Charter, a copy of which is posted on the Company’s investor relations website at https://www.ptc.com/.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, by and between the Company and Rockwell Automation, Inc., dated July 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

By:	/s/ Andrew Miller
Name:	Andrew Miller
Title:	Executive Vice President and Chief Financial Officer

Date: July 19, 2018